                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                     NEOPHARM, INC.
--------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                 NEOPHARM, INC.
                              100 CORPORATE NORTH
                                   SUITE 215
                          BANNOCKBURN, ILLINOIS 60015

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 8, 2000

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NeoPharm, Inc., a Delaware corporation, will be held at the Conference Center, located at 100 Corporate North, Bannockburn, Illinois on June 8, 2000, at 10:00 a.m., local time, for the following purposes:

    1. To elect six directors to serve until the 2001 Annual Meeting of Stockholders.

    2.  To transact such other business as may properly come before the meeting.

    Only stockholders of record on April 21, 2000 will be entitled to notice of and to vote at this Meeting.

    TO ASSURE THAT YOUR INTERESTS WILL BE REPRESENTED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE ENCLOSED PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          KEVIN M. HARRIS
                                          SECRETARY

Bannockburn, Illinois
April 28, 2000

                                 NEOPHARM, INC.
                              100 CORPORATE NORTH
                                   SUITE 215
                          BANNOCKBURN, ILLINOIS 60015

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 8, 2000

                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NeoPharm, Inc., a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Conference Center, located at 100 Corporate North, Bannockburn, Illinois on June 8, 2000 at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This Proxy Statement and the enclosed form of proxy were first sent or given to stockholders on or about May 5, 2000.

    Only stockholders of record at the close of business on April 21, 2000 (the "Record Date") will be entitled to vote at the meeting or any adjournment thereof. As of the close of business on the Record Date, there were 11,138,406 shares of the Company's common stock, par value $.0002145 per share ("Common Stock"), outstanding.

    The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In the election of directors, each share is entitled to cast one vote for each director to be elected; cumulative voting is not permitted. For all matters except the election of directors, each share is entitled to one vote. Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock at a meeting at which a quorum is present. In all other matters other than the election of directors, the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the adoption of such matters. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal presented to stockholders has been approved.

    A proxy may be revoked at any time before it is exercised by giving a written notice to the Secretary of the Company bearing a later date than the proxy, by submitting a later-dated proxy or by voting the shares represented by the proxy in person at the Annual Meeting. Unless revoked, the shares represented by each duly executed, timely delivered proxy will be voted in accordance with the specifications made. If no specifications are made, such shares will be voted FOR the election of directors as proposed in this Proxy Statement. The Board of Directors does not intend to present any other matters at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, it is the intention of the proxy holders to vote the proxy in accordance with their best judgment.

    The expenses of soliciting proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally or by telephone, telecopy or telegram. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for their expenses in mailing proxy materials to principals.

                             ELECTION OF DIRECTORS

    Six directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each director will hold office until the 2001 Annual Meeting of stockholders and until his successor has been elected and qualified. The nominees named below have been selected by the Board of Directors of the Company. The Board believes that all of its present nominees will be available for election at the Annual Meeting and will serve if elected. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select. Two of the nominees, Dr. Matthew P. Rogan and Dr. Kaveh T. Safavi, are not currently directors of the Company.

    There follows information as to each nominee for election as a director at the Annual Meeting, including his age, present principal occupation, other business experience during the last five years, directorships of other publicly-held companies and period of service as a director of the Company.

    THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY WILL VOTE FOR THE ELECTION OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

    NOMINEES FOR DIRECTOR. The following information has been provided by the respective nominees for election to the Board of Directors.

NAME                                             AGE                    PRINCIPAL OCCUPATION
----                                           --------   ------------------------------------------------
James M. Hussey, R.Ph., MBA..................   41        Mr. Hussey joined the Company as President,
                                                          Chief Executive Officer and Director on March
                                                            16, 1998. Prior to joining the Company,
                                                            Mr. Hussey served as Chief Executive Officer
                                                            of Physicians Quality Care, Inc., a managed
                                                            care organization from 1994 to 1998. Previous
                                                            to that, Mr. Hussey held several positions
                                                            with Bristol-Myers Squibb, a diversified
                                                            pharmaceutical manufacturer, from 1986 to
                                                            1994, most recently as the General Manager
                                                            Midwest Integrated Regional Business Unit.

John N. Kapoor, Ph.D.........................   56        Dr. Kapoor has been a Director and Chairman of
                                                          the Board of the Company since its formation in
                                                            July 1990. Prior to forming the Company,
                                                            Dr. Kapoor formed EJ Financial
                                                            Enterprises, Inc., a health care consulting
                                                            and investment company, in March 1990, of
                                                            which Dr. Kapoor is the principal shareholder
                                                            and President. Dr. Kapoor is presently
                                                            Chairman of Option Care, Inc., a provider of
                                                            home health care services; Chairman of
                                                            Akorn, Inc., a manufacturer, distributor and
                                                            marketer of generic ophthalmic products; a
                                                            director of First Horizon Pharmaceutical
                                                            Corporation, a distributor of pharmaceuticals;
                                                            a director of Introgen Therapeutics, Inc., a
                                                            gene therapy company; and, a director of
                                                            Integrated Surgical Systems, Inc., a
                                                            manufacturer and distributor of robotic
                                                            surgical systems.

NAME                                             AGE                    PRINCIPAL OCCUPATION
----                                           --------   ------------------------------------------------
Sander A. Flaum..............................   63        Mr. Flaum joined the Company as a Director in
                                                          July 1998. Since 1991, Mr. Flaum has served as
                                                            President and CEO of Robert A Becker
                                                            EURO/RSCG, a marketing and advertising
                                                            company. Mr. Flaum was Executive Vice
                                                            President of Kleinter Advertising from 1984 to
                                                            1991 and prior to that served as Market
                                                            Director of Lederle Laboratories, a division
                                                            of American Cyanamid.

Erick E. Hanson..............................   53        Mr. Hanson joined the Company as a Member of the
                                                            Board of Directors in April 1997. Mr. Hanson
                                                            is currently President of Hanson and
                                                            Associates, a consulting firm working with
                                                            venture capital companies. Previously,
                                                            Mr. Hanson served as President and CEO of
                                                            Option Care, Inc., a provider of home health
                                                            care. Prior to joining Option Care,
                                                            Mr. Hanson held a variety of executive
                                                            positions with Caremark, Inc., including Vice
                                                            President Sales and Marketing. Mr. Hanson
                                                            served as President and Chief Operating
                                                            Officer of Clinical Partners Inc. in Boston,
                                                            MA from 1989 to 1991 and prior to 1989 was
                                                            associated with Blue Cross and Blue Shield of
                                                            Indiana for over twenty years. Mr. Hanson
                                                            presently serves on the board of directors of
                                                            Condell Medical Centers.

Matthew P. Rogan, M.D........................   54        Dr. Rogan is President and CEO of Unicorn Pharma
                                                            Consulting, Inc., a provider of customized
                                                            pharmaceutical and biotechnology medical
                                                            services. From 1997 to 1999, Dr. Rogan was
                                                            Vice President, Medical Affairs for Sanofi
                                                            Pharmaceuticals in the United States. Prior to
                                                            joining Sanofi, Dr. Rogan served as Senior
                                                            Medical Director, Medical Affairs for Zeneca
                                                            Pharmaceuticals from 1996-1997 and was
                                                            Director of Clinical Support at Burroughs
                                                            Wellcome from 1993-1995. Prior to 1993,
                                                            Dr. Rogan held senior positions with
                                                            Bristol-Myers Squibb. Dr. Rogan is a Diplomate
                                                            of the American Board of Pediatrics, a Fellow
                                                            of the American Academy of Pediatrics and a
                                                            member of the American Academy of
                                                            Pharmaceutical Physicians.

NAME                                             AGE                    PRINCIPAL OCCUPATION
----                                           --------   ------------------------------------------------
Kaveh T. Safavi, M.D., J.D...................   39        Dr. Safavi is Vice President of Business and
                                                          Strategic Development for Alexian Brothers of
                                                            Illinois, Inc., a multi-hospital health system
                                                            in metropolitan Chicago, Illinois. Prior to
                                                            assuming his current position in January 2000,
                                                            Dr. Safavi served as Vice President, Medical
                                                            Affairs for UnitedHealthcare of Illinois,
                                                            Inc., a large managed care organization from
                                                            1996 to 1999 and served as President of Health
                                                            Springs Medical Group of Illinois, a primary
                                                            care group practice and physician practice
                                                            management company from 1993 to 1995.
                                                            Dr. Safavi is board certified in Internal
                                                            Medicine and Pediatrics and is licensed to
                                                            practice law in the State of Illinois.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
                   THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held 6 meetings in 1999. During 1999, each of the directors participated in at least 75% of the total number of such meetings of the Board and meetings of committees of the Board on which he served.

    The Board of Directors has established a Compensation Committee and an Audit Committee. The Company's bylaws provide that each such committee shall have one or more members, who serve at the pleasure of the Board of Directors. The Company does not have a standing nominating committee, however, the Board of Directors will consider director nominations which are submitted by stockholders in writing addressed to: Corporate Secretary, NeoPharm, Inc., 100 Corporate North, Suite 215, Bannockburn, Illinois 60015.

    COMPENSATION COMMITTEE. The Compensation Committee is responsible for overseeing the Company's incentive compensation and benefit plans and for reviewing and making recommendations to the Board of Directors with respect to the administration of the salaries, incentives and other compensation of directors, officers, and other employees of the Company, including the terms and conditions of their employment and other compensation matters. The Compensation Committee currently consists of Messrs. Kapoor, Flaum and Hanson. During fiscal 1999, the Compensation Committee held one meeting.

    AUDIT COMMITTEE. The Audit Committee is responsible for making an annual recommendation, based on a review of qualifications, to the Board of Directors for the appointment of independent public accountants to audit the financial statements of the Company and to perform such other duties as the Board of Directors may from time to time prescribe. The Audit Committee is also responsible for reviewing and making recommendations to the Board of Directors with respect to (i) the scope of audits conducted by the Company's independent public accountants and internal auditors and (ii) the accounting methods and the system of internal controls used by the Company. In addition, the Audit Committee reviews reports from the Company's independent public accountants and internal auditors concerning compliance by management with governmental laws and regulations and with the Company's policies relating to ethics, conflicts of interest and disbursements of funds. The Audit Committee currently consists of Messrs. Flaum and Hanson. During fiscal 1999, the Audit Committee held two meetings.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. As noted above, the Compensation Committee of the Board consists of Messrs. Kapoor, Flaum and Hanson and the Audit Committee consist of Messrs. Flaum and Hanson. Each of the aforementioned individuals is a non-employee director of the Company. In 1999, the Company paid EJ Financial Enterprises, Inc. ("EJ") $131,251 pursuant to a Consulting Agreement for certain business and financial services, plus reimbursement of expenses. Dr. Kapoor, the Company's Chairman, is the president and a director of EJ. Dr. Mahendra Shah, a Vice President of the Company, is also a Vice President of EJ and Mr. Kevin M. Harris, Chief Financial Officer and Secretary of the Company, is Director of Taxes and Planning at EJ. The Company's principal offices are located in space subleased from Option Care, Inc. of which Dr. Kapoor is Chairman. See "Certain Relationships and Related Transactions" for additional information.

COMPENSATION OF DIRECTORS

    Non-employee directors ("Outside Directors"), other than Kapoor, are paid $1,000 for attendance at each directors' meeting and $500 for attendance at each committee meeting. Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at such meetings.

    Outside Directors, other than Dr. Kapoor, are eligible to receive grants of nonstatutory stock options. Each Outside Director is granted an option to purchase 5,000 shares of Common Stock of the Company upon his or her initial and each subsequent election as a director. Options granted to Outside Directors vest one year from the date of grant. Currently two directors are eligible to participate in this program.

                             EXECUTIVE COMPENSATION

    SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS. The following table sets forth certain summary compensation information for the fiscal year ended December 31, 1999, for services rendered by each person who served as chief executive officer of the Company at any time during 1999 and for each executive officer of the Company who received more than $100,000 in salary and bonus in 1999 (the "Named Executive Officers").

                                                    ANNUAL COMPENSATION                             LONG-TERM
                                     --------------------------------------------------        COMPENSATION AWARDS
                                                               ANNUAL         OTHER       -----------------------------
NAME AND                              FISCAL                COMPENSATION      ANNUAL      RESTRICTED STOCK
PRINCIPAL POSITION                     YEAR     SALARY($)     BONUS($)     COMPENSATION      AWARDS($)       OPTIONS(#)
------------------                   --------   ---------   ------------   ------------   ----------------   ----------
James M. Hussey....................   1999      $254,700      $100,000        $82,900         $      0        140,000(3)
Chief Executive Officer               1998       197,000        90,000          7,100          187,500        400,000(4)
  and President(1)

Aquilur Rahman,....................   1999      $194,800      $100,000        $ 9,700         $      0         40,000(3)
Chief Scientific Officer              1998       178,000        54,000          9,600                0              0
                                      1997       167,000        51,000              0                0              0

Lewis Strauss, M.D.,...............   1999      $160,500      $ 42,500        $20,000         $ 31,500         80,000(3)
Chief Medical Officer(2)              1998       110,000        16,800         20,000           35,000         20,000(5)

------------------------

(1) Mr. Hussey joined the Company as President and CEO in March 1998.

(2) Dr. Strauss joined the Company as Chief Medical Officer in April 1998.

(3) The stock options became exercisable for 25% of the covered shares on January 4, 2000 and will become exercisable with respect to an additional 25% on each anniversary of such date.

(4) The stock option became exercisable for 25% of the covered shares on January 16, 1999 and will become exercisable with respect to an additional 25% on each anniversary of such date.

(5) The stock options became exercisable for 25% of the covered shares on April 6, 1999 and will become exercisable with respect to an additional 25% on each anniversary of such date.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information with respect to grants of options to purchase Common Stock granted to the Named Executive Officers during the fiscal year ended December 31, 1999:

                               INDIVIDUAL GRANTS

                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                         AS ASSUMED ANNUAL RATES
                                         % OF TOTAL                                    OF STOCK PRICE APPRECIATION
                                       OPTIONS GRANTED                                       FOR OPTION TERM
                           GRANTED      TO EMPLOYEES     EXERCISE PRICE   EXPIRATION   ---------------------------
NAME                      OPTIONS(#)   IN FISCAL YEAR      PER SHARE         DATE           5%            10%
----                      ----------   ---------------   --------------   ----------   ------------   ------------
James M. Hussey.........   140,000          40.0%            $11.875       1/04/09      $1,045,537     $2,649,597

Aquilur Rahman..........    40,000          11.5%            $11.875       1/04/09      $  298,725     $  757,028

Lewis Strauss...........    80,000          23.0%            $11.875       1/04/09      $  597,450     $1,514,055

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                    YEAR, AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information with respect to stock options exercised during the fiscal year ended December 31, 1999, and the value at December 31, 1999, of unexercised stock options held by the Named Executive
Officers:

                               INDIVIDUAL GRANTS

                                                             NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                                  OPTIONS AT             OPTIONS IN-THE-MONEY
                              SHARES ACQUIRED    VALUE          FISCAL YEAR-END           AT FISCAL YEAR-END*
                                ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
NAME                                 #             $                   #                          $*
----                          ---------------   --------   -------------------------   -------------------------
James M. Hussey.............         0             0         100,000/440,000            $1,681,250/$6,400,000
Aquilur Rahman..............         0             0          50,000/40,000               $728,125/$387,500
Lewis Strauss...............         0             0           5,000/95,000              $89,063/$1,042,188

------------------------

 * Represents the fair market value at December 31, 1999 of the Common Stock underlying the options minus the exercise price.

COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors, consisting of directors John N. Kapoor, Sander A. Flaum and Erick E. Hanson, none of whom is an employee of the Company, annually reviews and makes recommendations to the Board of Directors regarding executive compensation. It is the philosophy of the Committee that the total executive compensation package should align the financial interests of the Company's executives with the short-term and long-term goals of the Company and consequently enhance stockholder value. The key elements of the Company's current compensation program include a base salary, an annual bonus and equity participation through a long term incentive plan.

    BASE SALARY. As an emerging cancer research company, with six full time employees, it is difficult to compare salaries to any particular peer group. Rather, the Committee takes into consideration the responsibilities, experience level, individual performance levels and amount of time devoted to the Company's needs. Salaries are reviewed annually by the Committee based on the foregoing criteria and are adjusted, if warranted, by the Committee.

    ANNUAL BONUS. The Committee recommends to the Board the amount of bonus awards, including who should receive them, based upon its evaluations. The awards are intended to reward excellent individual and team performance in the achievement of the Company's financial and operational goals. The Board of Directors reviews the Committee's bonus recommendations and makes its bonus determinations based on the Committee's report. Bonuses (exclusive of restrictive stock awards) paid to employees for the fiscal year 1999 amounted to 34% of base salary.

    LONG-TERM INCENTIVES. The Company adopted the 1998 Equity Incentive Plan in July 1998. The purpose of this plan is to create an opportunity for employees, including executive officers, directors and consultants to the Company, to share in the enhancement of stockholder value. As with annual bonus payments, the Compensation Committee annually recommends to the Board the grant of incentive awards based upon its evaluation of individual contributions towards the Company's past and future success. After reviewing the recommendation of the Committee, including the executive's individual performance and level of responsibility together with the Company's achievement with respect to profitability and growth, the Board grants incentive awards. In 1999 the Committee made recommendations for the issuance of 347,000 stock options.

                                          Compensation Committee

                                          Dr. John N. Kapoor
                                          Sander A. Flaum
                                          Erick E. Hanson

                               SECURITY OWNERSHIP

    The following table sets forth certain information regarding beneficial ownership of shares of the Common Stock as of March 3, 2000 by (i) all those known by the Company to be beneficial owners of more than 5% of its outstanding Common Stock, (ii) each director of the Company and each nominee for director,
(iii) each of the Named Executive Officers and (iv) all executives, directors and nominees for director as a group. Unless otherwise noted, each person's address is in care of NeoPharm, Inc., 100 Corporate North, Suite 2515, Bannockburn, Illinois 60015.

                                                              AMOUNT AND NATURE OF   PERCENT OF
NAME                                                          BENEFICIAL OWNERSHIP    CLASS(1)
----                                                          --------------------   ----------
John N. Kapoor, Ph.D........................................        3,996,410(2)        36.15%

John N. Kapoor 1994-A Annuity Trust.........................        1,549,328(3)        14.02

Aquilur Rahman, Ph.D........................................          925,540(4)         8.33

EJ Financial/NEO Management, L.P............................          904,812(5)         8.19

John P. Curran..............................................          774,465(6)         7.01

First Union Corporation.....................................          622,500(7)         5.63

James M. Hussey.............................................          299,073(8)         2.65

Lewis Strauss, M.D..........................................           43,651(9)        *

Erick E. Hanson.............................................            8,400(10)       *

Sander A. Flaum.............................................            7,000           *

Matthew P. Rogan, M.D.......................................                0           *

Kaveh T. Safavi, M.D........................................                0           *

All officers and directors as a group (10 persons)..........        5,505,390           47.94%

------------------------

  * Indicates ownership of less than 1%.

 (1) Based on 11,047,487 shares of Common Stock outstanding as of March 3, 2000, plus 436,250 shares subject to options that are considered to be beneficially owned by the persons listed. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person or group holding such options or warrants.

 (2) Includes 25,000 shares that may be acquired pursuant to vested options, 906,422 shares held by the John N. Kapoor Trust, dated 9/20/89 (the "JNK Trust"), of which Dr. Kapoor is the sole trustee and sole beneficiary and 904,812 shares held by EJ Financial/NEO Management, L.P. (the "Limited Partnership") of which John N. Kapoor is Managing General Partner. The amount shown also includes: 300,000 shares which are held by the John N. Kapoor Charitable Trust (the "Charitable Trust"), of which Dr. Kapoor and his spouse are co-trustees; 1,549,328 shares of common stock which are owned by the John N. Kapoor 1994-A Annuity Trust (the "Annuity Trust") of which the sole trustee is Editha Kapoor, Dr. Kapoor's spouse; and 310,848 shares which are owned by four trusts which have been established for Dr. Kapoor's children (the "Children's Trusts") of which the sole trustee is Editha Kapoor. Dr. Kapoor does not have or share voting, investment or dispositive power with respect to the shares owned by the Annuity Trust or the Children's Trusts and Dr. Kapoor disclaims beneficial ownership of these shares as well as the shares held by the Charitable Trust.

 (3) The sole trustee of the John N. Kapoor 1994-A Annuity Trust (the "Annuity Trust") is Editha Kapoor, Dr. Kapoor's spouse, who also serves as trustee for four trusts which have been established for their children (the "Childrens' Trusts") and which collectively own 310,848 shares and as co-trustee with Dr. Kapoor of the John N. Kapoor Charitable Trust. The shares held by the Childrens' Trusts and the Charitable Trust are not included in the reported shares.

 (4) Includes 60,000 shares that may be acquired pursuant to vested options.

 (5) The Managing Partner of EJ Financial/Neo Management, L.P. is John N. Kapoor and its address is 225 East Deerpath, Suite 250, Lake Forest, Illinois 60015.

 (6) Includes 659,000 shares of Common Stock which are held by Curran Partners, L.P., of which John Curran is general partner. The address for Curran Partners and John P. Curran is 237 Park Avenue, New York, NY 10017

 (7) The address for First Union Corporation is One First Union Center, Charlotte, NC 28288.

 (8) Includes 235,000 shares that may be acquired pursuant to vested options.

 (9) Includes 30,000 shares that may be acquired pursuant to vested options.

 (10) Includes 7,000 shares that may be acquired pursuant to vested options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In November 1997, the Company relocated its principal corporate office to space subleased from Option Care Inc. Mr. Hanson, a director of the Company, was formerly President, CEO and a director of Option Care Inc. In addition, Dr. Kapoor, Chairman of the Company's Board of Directors, is a director and principal shareholder of Option Care Inc. Dr. Kapoor holds approximately 51.9% of the outstanding shares of Option Care Inc.. The sublease was negotiated at arms length and during 1999 the Company expensed approximately $33,025 for rent under the Option Care sublease.

    On July 1, 1994, the Company entered into a Consulting Agreement with EJ Financial Enterprises, Inc. ("EJ Financial"). The Consulting Agreement provides that the Company will pay EJ Financial $125,000 per year (paid quarterly) for certain business and financial services, including having certain officers of EJ Financial serve as officers of the Company. Dr. John Kapoor, the Company's Chairman of the Board is the president and a director of EJ Financial.
Dr. Mahendra Shah, Vice President of the Company, is also a Vice President of EJ Financial. Mr. Kevin Harris, Chief Financial Officer of the Company, is Director of Taxes and Planning of EJ. Dr. Kapoor, Dr. Shah and Mr. Harris are paid by EJ and do not receive salaries from the Company. These charges reflect the increased need for EJ Financial's services in connection with operation of NeoPharm as a publicly-held company. Unless terminated by the parties, the management services agreement with EJ Financial automatically renews in June of each year for a one year term.

    Dr. Aquilur Rahman, Chief Scientific Officer and currently a director of the Company, was formerly an associate professor of pathology and pharmacology at Georgetown University. As a result of his position with Georgetown University Dr. Rahman entered into an agreement with Georgetown relating to the ownership of inventions and other intellectual property developed while in Georgetown's employ. As part of his agreements with Georgetown University, Dr. Rahman has advised the Company that Georgetown University may share with him payments which Georgetown receives from the Company under the License Agreements between the Company and Georgetown. While there were no royalty payments to Georgetown University by the Company in 1999, as a result of the Company entering into a License Agreement with Pharmacia & Upjohn in February 1999, a payment of $800,000 was made to Georgetown University and, assuming regulatory approval is obtained in the future for the Company's LED and LEP compounds, future royalty payments, which could be substantial, would be made by the Company to Georgetown which the Company understands Georgetown may then share with Dr. Rahman. While

Dr. Rahman will continue to serve as the Company's Chief Scientific Officer, he chose not to stand for re-election to the Board at the Annual Meeting.

    In connection with the Company's initial public offering, the Company adopted a policy whereby any further transactions between the Company and its officers, directors, principal stockholders and any affiliates of the foregoing persons will be on terms no less favorable to the Company than could reasonably be obtained in arm's length transactions with independent third parties, and that any such transactions also be approved by a majority of the Company's disinterested outside directors.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the percentage change in cumulative total stockholder return on the Company's Common Stock with the cumulative return on the AMEX Market Value Index, the NASDAQ Stock Market Index and the NASDAQ Pharmaceutical Stock Index during the period beginning January 25, 1996 (the date on which the Company's Common Stock began trading publicly on the Nasdaq Small Cap System) through December 31, 1999. The price of the Common Stock as reflected in the graph has been adjusted to reflect the two-for-one stock split in the Common Stock in August 1996. The comparison assumes that $100 was invested on January 1, 1996 in the Company's Common Stock and in the foregoing indices and assumes the reinvestment of dividends. On April 14, 2000, the Company's common stock began trading on the Nasdaq National Market under the symbol NEOL. As of April 20, 2000, the Company's common stock closed at $15.5625 per share.

                                 NEOPHARM, INC.
                            STOCK PERFORMANCE GRAPH

INDEX-BASE INFORMATION:                        12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
NeoPharm, Inc.                                 $  3.500   $  8.000   $  5.250   $ 12.125   $  21.563
AMEX Market Value Index--U.S. Cos.              240.914    244.750    306.096    328.547     419.718
NASDAQ Market Index--U.S. Cos.                  345.609    425.222    521.032    734.202    1326.416
NASDAQ Pharmaceutical Index                     396.535    397.770    410.733    522.507     976.397

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            NEOPHARM, INC.  AMEX MARKET INDEX-U.S. COS.  NASDAQ MARKET INDEX-U.S. COS.  NASDAQ PHARMACEUTICAL INDEX
12/31/1995             100                          100                            100                          100
12/31/1996             229                          102                            123                          100
12/31/1997             150                          127                            151                          104
12/31/1998             346                          136                            212                          132
12/31/1999             616                          174                            384                          246

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity security, to file with the Securities and Exchange Commission and the applicable stock exchanges reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1999 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Mr. Erick E. Hanson, a director of the Company, did not timely report his acquisition of shares of the Company's common stock in May 1998, and failed to file his 1999 Form 5 report within 45 days of the calendar year-end. Mr. Hanson has now made the required filings.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    The firm of Arthur Andersen LLP was the Company's independent public accountant for the 1999 fiscal year. A representative from the Company's independent public accountants customarily attends the Annual Meeting and has the opportunity to make a statement if he so desires. This representative also is available to respond to appropriate questions. The Company has not yet selected its independent public accountants for the 2000 fiscal year.

                                 OTHER MATTERS

    The only matters which management intends to present to the meeting are set forth in the Notice of Annual Meeting. Management knows of no other matters which will be brought before the meeting by any other person. However, if any other matters are properly brought before the meeting, the persons named on the enclosed form of proxy intend to vote on such matters in accordance with their best judgement on such matters.

                              2001 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders to be held in 2001 must be received by the Company on or before January 2, 2001 for inclusion in the Company's Proxy Statement and form of proxy relating to that Annual Meeting.

                        1999 ANNUAL REPORT ON FORM 10-K

    A copy of the Company's 1999 Annual Report on Form 10-K (the "Form 10-K") accompanies this Proxy Statement as part of the Company's Annual Report. Additional copies of the Form 10-K are available to stockholders without charge on request made in writing to the following address: NeoPharm, Inc., 100 Corporate North, Suite 215, Bannockburn, Illinois 60015.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          James M. Hussey
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

April 28, 2000

                             NEOPHARM, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS -- JUNE 8, 2000

The undersigned appoints James M. Hussey, Kevin M. Harris and Christopher R. Manning, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of NeoPharm, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders thereof to be held on June 8, 2000, or at any adjournment thereof.

Unless otherwise marked, this proxy will be voted FOR the election of the nominees named.

       PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                     USING THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

-------------------------------------------------------------------------------
1. Election of Directors --
   Nominees:  John N. Kapoor, James M. Hussey,
              Sander A. Flaum, Erick E. Hanson,
              Matthew P. Rogan, Kaveh T. Safavi    / / For All / / Withhold All
                                                   / / For All Except _________

                   The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement.

                                               Dated: ___________________, 2000

                         Signature(s):________________________________________

                         ______________________________________________________
                         Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your___________ position or representation ___________.

--------------------------------------------------------------------------------

              TRIANGLE       FOLD AND DETACH HERE       TRIANGLE

                             YOUR VOTE IS IMPORTANT!

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.